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                                                                     EXHIBIT 3.1

                                    CREO INC.

                            5,000,000 Common Shares

                             UNDERWRITING AGREEMENT

                                 March 1, 2004

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                                                                   March 1, 2004

Creo Inc.
3700 Gilmore Way
Burnaby, British Columbia
V5G 4M1

Dear Sirs/Mesdames:

         RBC Dominion Securities Inc. ("RBC DS"), BMO Nesbitt Burns Inc., TD Securities Inc., Merrill Lynch Canada Inc., Dundee Securities Corporation, Raymond James Ltd. and Sprott Securities Inc. (collectively, the "Underwriters") understand that Creo Inc., a corporation incorporated under the laws of Canada ("Creo" or the "Company"), proposes to issue and sell a total of 5,000,000 common shares of the Company (the "Offered Shares"). The common shares of the Company to be outstanding after giving effect to the sales contemplated hereby are herein referred to as the "Common Shares."

         The Underwriters are prepared to purchase the Offered Shares from the Company, subject to the terms and conditions described herein. The obligation of the Underwriters to purchase any Offered Shares shall, in addition to being subject to the other terms and conditions described herein, be conditional on the following steps having been taken within the time frames described below:

         (a) Creo shall file a preliminary short form prospectus (in the English and French languages, as applicable, together with the documents incorporated therein by reference, the "Canadian Preliminary Prospectus") qualifying the distribution of the Offered Shares with the British Columbia Securities Commission (the "Reviewing Authority") and the securities regulatory authorities in each of the other provinces of Canada (together with British Columbia, the "Qualifying Provinces"), and shall obtain a Mutual Reliance Review System decision document pursuant to National Policy 43-201 and its related memorandum of understanding of the Canadian Securities Administrators (the "MRRS") issued by the Reviewing Authority in its capacity as principal regulator pursuant to the MRRS evidencing that a receipt has been issued for the Canadian Preliminary Prospectus by the securities regulatory authorities in each of Qualifying Provinces (collectively, the "Canadian Securities Commissions") by no later than 3:30 p.m. (Toronto time) on March 1, 2004;

         (b) Creo shall file with the United States Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the United States Securities Act of 1933, as amended and the rules and regulations thereunder (collectively, the "Securities Act"), a registration statement (the "Registration Statement") on Form F-10 covering the sale of the Offered Shares under the Securities Act, which includes the Canadian Preliminary Prospectus (with such additions and deletions as are permitted or required by Form F-10 and the applicable rules and regulations of the

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                  Commission) (the "U.S. Preliminary Prospectus") by no later than 3:35 p.m. (Toronto time) on March 1, 2004;

         (c) Creo shall file with the Commission an appointment of agent for service of process upon the Company on Form F-X in conjunction with the filing of the Registration Statement (the "Form F-X");

         (d) Creo shall use its reasonable efforts to resolve all comments on the Canadian Preliminary Prospectus that are received from the Canadian Securities Commissions (as well as any comments on the Registration Statement that are received from the Commission) as soon as possible after receipt of such comments and on a basis satisfactory to the Underwriters, acting reasonably;

         (e) The Company shall issue a press release announcing the offering of the Offered Shares immediately upon the execution of this Agreement and the filing of the Registration Statement;

         (f) Creo shall file a final short form prospectus (in the English and French languages, as applicable, together with the documents incorporated therein by reference, the "Canadian Final Prospectus") qualifying the distribution of the Offered Shares with the Reviewing Authority and the other Canadian Securities Commissions, and shall obtain an MRRS decision document issued by the Reviewing Authority, in its capacity as principal regulator, pursuant to the MRRS evidencing that a receipt has been issued for the Canadian Final Prospectus by each of the Canadian Securities Commissions as soon as possible and in any event by no later than 4:00 p.m. (Toronto time) on March 8, 2004; and

         (g) Creo shall file with the Commission, in accordance with the provisions of the Securities Act, an amendment to the Registration Statement which includes the Canadian Final Prospectus (with such additions and deletions as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) (the "U.S. Final Prospectus") by no later than 4:00 p.m. (Toronto time) on March 8, 2004 and shall take reasonable steps necessary, if any, to cause the Registration Statement to become effective as soon as practicable thereafter.

For greater certainty, the parties agree that if Creo fails to meet the deadlines specified above for any reason whatsoever (including, without limitation, being unable to resolve any comments on the Canadian Preliminary Prospectus from the Canadian Securities Commissions on a basis satisfactory to the Underwriters, acting reasonably, within the time frames described above), the Underwriters shall be entitled to terminate this Agreement.

1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

         (a) The Company meets the general eligibility requirements for use of Form F-10 under the Securities Act and is eligible to file short form prospectuses under National Instrument 44-101 of the Canadian Securities Administrators.

         (b) None of the Canadian Securities Commissions, any stock exchange in Canada or the United States or any other regulatory authority or court has issued an order preventing or

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                  suspending the use or effectiveness, as the case may be, of any preliminary prospectus, the Canadian Prospectus or the U.S. Prospectus (as defined below) or the Registration Statement relating to the proposed offering of the Offered Shares or preventing the distribution of the Offered Shares or instituted proceedings for that purpose and no proceedings for that purpose are pending or, to the knowledge of the Company, are contemplated by any of the aforementioned parties, and any request on the part of such parties for additional information from the Company has been complied with.

         (c) The Canadian Preliminary Prospectus and the Canadian Final Prospectus (together, the "Canadian Prospectus") will be prepared and filed in compliance in all material respects with all applicable securities laws in each of the Qualifying Provinces and the respective rules and regulations under such laws, together with applicable published policy statements, blanket orders and applicable notices of securities regulatory authorities in such provinces (the "Canadian Securities Laws") and, at the time of delivery of the Offered Shares to the Underwriters, the Canadian Final Prospectus will comply in all material respects with all Canadian Securities Laws and the Company shall fulfill and comply with all necessary requirements of Canadian Securities Laws in order to enable the Offered Shares to be lawfully distributed in the Qualifying Provinces through the Underwriters or any other investment dealers or brokers registered as such in the Qualifying Provinces and acting in accordance with the terms of their registrations. Such requirements shall be fulfilled by the Company in the Province of British Columbia and in all of the other Qualifying Provinces not later than 4:00 p.m. (Toronto time) on March 8, 2004, or such later date or dates as may be agreed to in writing by the Underwriters.

         (d) The Canadian Preliminary Prospectus and the Canadian Final Prospectus shall as of their respective dates of filing and shall as amended prior to the Closing Date (as defined in Section 4 below) in accordance with Canadian Securities Laws, as of the Closing Date constitute full, true and plain disclosure of all material facts relating to the Company, its subsidiaries and the Offered Shares, shall contain no untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Canadian Prospectus and the U.S. Prospectus, when they were filed with the Reviewing Authority and the Commission, were prepared in accordance with the Canadian Securities Laws, and any further documents so filed and incorporated by reference in the Canadian Prospectus and the U.S. Prospectus prior to the termination of the distribution of the Offered Shares, or any further amendment or supplement thereto, when such documents are filed with the Reviewing Authority and the Commission, will be prepared in accordance with the Canadian Securities Laws.

         (e) The U.S. Preliminary Prospectus and the U.S. Final Prospectus (together, the "U.S. Prospectus") will conform to the Canadian Preliminary Prospectus and Canadian Final Prospectus, respectively, except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission. In addition, as of their respective dates, the Registration Statement, the Form F-X, the U.S. Preliminary Prospectus and the U.S. Final Prospectus, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act.

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         (f)      As of the date the Registration Statement is declared
                  effective, neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, neither the U.S. Preliminary Prospectus nor the U.S. Final Prospectus, as of their respective dates and, in the case of the U.S. Final Prospectus, as of the Closing Date, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         provided, however, that the representations and warranties contained in clauses (c), (d), (e) and (f) above shall not apply to statements or omissions in the Canadian Final Prospectus or the U.S. Final Prospectus that are made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company by such Underwriter through RBC DS expressly for use in such documents.

         (g)      There are:

                  (i) no reports or information that in accordance with the requirements of the Canadian Securities Laws must be made publicly available in connection with the offering of the Offered Shares that have not been made publicly available as required. There are no documents required to be filed with the Canadian Securities Commissions in connection with the Canadian Prospectus that have not been filed (or that will not be filed prior to the Closing Date in accordance with Canadian Securities Laws) as required pursuant to Canadian Securities Laws and delivered to the Underwriters; and

                  (ii) no contracts, documents or other materials required to be described or referred to in the Canadian Prospectus or the U.S. Prospectus or to be filed as exhibits to the Registration Statement that will not be described, referred to or filed as required and, in the case of those documents filed, delivered to the Underwriters.

         (h) The consolidated audited and unaudited financial statements of the Company that are included or incorporated by reference in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and the consolidated statements of cash flow of the Company and its subsidiaries for the periods specified (subject, in the case of interim financial information, to year-end adjustments); and such financial statements have been prepared in conformity with generally accepted accounting principles in Canada, consistently applied throughout the periods involved, and, excluding our financial statements as at December 31, 2003 and for the three months ended December 31, 2003 and December 31, 2002, have been reconciled to generally accepted accounting principles in the United States in accordance with Item 18 of Form 20-F. The selected financial data included or incorporated by reference in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited consolidated financial information included or incorporated by reference in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus.

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         (i)      KPMG LLP, who have reported upon the audited financial
                  statements of the Company included or incorporated by reference in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus, are, and during the periods covered by its reports were, independent with respect to the Company within the meaning of the Canada Business Corporations Act and applicable Canadian Securities Laws, and are independent as required by the Securities Act.

         (j) The Company has been duly incorporated, is validly existing as a corporation in good standing under the Canada Business Corporations Act, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (k) The subsidiaries set forth on Schedule I hereto (the "Material Subsidiaries") are the only subsidiaries of the Company that are material to the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and its subsidiaries, taken as a whole; each of the Material Subsidiaries has been duly incorporated, amalgamated, continued, organized or formed, is validly existing as a corporation or company under the laws of the jurisdiction of its incorporation, amalgamation, continuation, organization or formation, has the corporate power and authority to own its property and to conduct its business as described in the Canadian Prospectus and the U.S. Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"); each of the Material Subsidiaries is in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation or formation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that such failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each Material Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are beneficially owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

         (l) The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Company.

         (m) The authorized and issued capital of the Company conforms in all material respects to the description thereof contained in the Canadian Prospectus and the U.S. Prospectus (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to the 1996 Stock Option Plan (Amended) referred to in the U.S. Preliminary Prospectus and Canadian Preliminary Prospectus).

         (n) The Common Shares outstanding prior to the issuance of the Offered Shares have been duly authorized and are validly issued, fully paid and non-assessable; there are no outstanding

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                  securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Common Shares or any other class of shares of the Company, except as disclosed in the Canadian Prospectus and the U.S. Prospectus or except pursuant to existing employee share compensation arrangements.

         (o) The Offered Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued, paid for and delivered in accordance with the terms of this Agreement, will be validly allotted and issued as fully paid and non-assessable shares, and the issuance of such Offered Shares will not be subject to any preemptive or similar rights.

         (p) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the issue and sale of the Offered Shares will not contravene:

                  (i) any provision of law binding on the Company or any of its subsidiaries;

                  (ii) the articles of incorporation or by-laws of the Company or similar constating documents of any subsidiary;

                  (iii) any agreement or other instrument binding upon the Company or any of its Material Subsidiaries; or

                  (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary,

                  other than, in the case of clauses (i), (iii) and (iv), any contravention that would not have a Material Adverse Effect and that would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

         (q) No approval, consent, authorization, order or license of, or qualification with any government, governmental body or agency or court of (i) any province of Canada; (ii) the federal government of Canada; (iii) the federal government of the United States; or (iv) the various states of the United States in which the Offered Shares are to be offered for sale or sold, or of any political subdivision of any thereof, is required for the performance by the Company of its obligations under this Agreement, except such as have already been received and may be required by the Toronto Stock Exchange, the Nasdaq National Market, the securities or "Blue Sky" laws of the various states of the United States and the Canadian Securities Laws in connection with the offer and sale of the Offered Shares.

         (r) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the ownership of the Company or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from the date of the latest audited financial statements incorporated by reference in the Canadian Prospectus except as set forth in the Canadian Prospectus and the U.S. Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

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         (s)      The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
                  (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

         (t) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Canadian Prospectus or the U.S. Prospectus and are not so described.

         (u) The Company is not and, after giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof as described in the Canadian Prospectus and the U.S. Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (v)      The Company and each of its subsidiaries:

                  (i) are in compliance with any and all applicable foreign, federal, provincial, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws");

                  (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and

                  (iii) are in compliance with all terms and conditions of any such permit, license or approval,

                  except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

         (w) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

         (x) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or a prospectus under the Canadian Securities Laws with respect to any securities of the Company or to require the Company to include such securities with the Offered Shares registered pursuant to the Registration Statement.

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         (y)      The Company and its subsidiaries own, possess or have obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate their properties and to carry on their businesses as presently conducted except, in each case, where the failure to do so would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations except for any proceedings which would not have a Material Adverse Effect.

         (z) The Company and its subsidiaries own or possess adequate patents, patent rights, inventions, copyrights, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), patent licenses, trademarks, service marks and trade names (collectively, "Intellectual Property") necessary to carry on their businesses as presently conducted except where such failure to own or possess such Intellectual Property would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property as to which an unfavourable decision, ruling or finding is reasonably probable that in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

         (aa) After due and reasonable inquiry and to the best of the Company's knowledge:

                  (i) the business of the Company and its subsidiaries, including processes used by, products made or sold by, and research and development conducted by the Company and its subsidiaries, does not conflict with, infringe upon, misappropriate or otherwise violate the intellectual property rights of any third party; and

                  (ii) the Company is not aware of any fact or circumstance which would render any Intellectual Property or any technology or intellectual property license granted to the Company or its subsidiaries by a third party invalid, unenforceable or liable to cancellation or termination, except where such conflict, infringement, misappropriation, violation, invalidity, unenforceability, cancellation or termination would not have a Material Adverse Effect.

         (bb) Neither the Company nor any of its subsidiaries is involved in any labour dispute nor, to the knowledge of the Company, is any such dispute threatened, in each case which would have a Material Adverse Effect.

         (cc) The Company and its subsidiaries have good title to the items of real and personal property which are referred to in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus as being owned by them, and have valid and enforceable leasehold interests in the items of real and personal property referred to in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus as being leased by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than pursuant to the credit facility between the Company and Royal Bank of Canada dated April 1, 2002, as amended, and other than those which do not interfere with the use made or intended to be made of such property by the Company or do not and will not have a Material Adverse Effect.

         (dd) None of the Company or any of its subsidiaries is in violation of its charter documents or by-laws or default in the observance or performance of any term or obligation to be performed by it under any agreement, lease, contract, mortgage, loan agreement, note, indenture or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound and which breach or default, individually or in the aggregate, if not cured or otherwise corrected within the respective period specified for such cure or correction, would have a Material Adverse Effect.

         (ee) Computershare Trust Company of Canada, at its principal offices in the cities of Vancouver and Toronto, has been duly appointed as the registrar and transfer agent in respect of the Common Shares.

         (ff) There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any provision applicable to the Company of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including
                  Section 402 related to loans and Sections 302 and 902 related to certifications.

         (gg) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Offered Shares.

         (hh) The Company is a reporting issuer under the Canadian Securities Laws and is in compliance with its obligations under Section 85 of the Securities Act (British Columbia) and under Sections 144, 145 and 149 of the Rules thereunder and under similar provisions in the Canadian Securities Laws of the other Qualifying Provinces.

         (ii) Prior to the filing of the Canadian Final Prospectus and the U.S. Final Prospectus, the Offered Shares will have been conditionally approved for listing on the Toronto Stock Exchange and the Nasdaq National Market.

2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell the Offered Shares to the Underwriters, and the Underwriters hereby agree to purchase the Offered Shares from the Company at a purchase price of Cdn.$13.39 per Offered Share in the case of Offered Shares initially sold by the Underwriters in Canadian dollars and U.S.$10.00 per Offered Share in the case of Offered Shares sold by the Underwriters in U.S. dollars, all on the terms and conditions described herein. Any Offered Shares not sold by the Underwriters as of the Closing Date (as defined below) will be purchased from the Company at the prices set out above in Canadian dollars or U.S. dollars at the sole discretion of the Underwriters.


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         The Company hereby agrees that it will not, without the prior written consent of RBC DS, on behalf of the Underwriters (such consent not to be unreasonably withheld), during the period commencing on the date hereof and ending 90 days after the Closing Date (as defined below):

         (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the Securities Act with respect to any of the foregoing (other than a registration statement filed in connection with any issuance permitted in clause (d) below); or

         (b) enter into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Common Shares or such other securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing provisions shall not apply to:

         (c)      the Offered Shares to be sold hereunder; and

         (d) Common Shares issued pursuant to the Company's stock option plan or any other employee or director equity compensation plans.

3. TERMS OF PUBLIC OFFERING. The Company has been advised that the Underwriters propose to begin soliciting offers to purchase the Offered Shares as soon as possible after the Canadian Preliminary Prospectus has been filed with the Reviewing Authority, the Registration Statement has been filed with the Commission and the Company has issued a press release announcing the offering of the Offered Shares. The Company is further advised by the Underwriters that the Offered Shares are to be offered to the public in Canada, the United States and other jurisdictions (provided any offers in jurisdictions other than Canada and the United States will be made on a basis which is exempt from registration and prospectus requirements under applicable laws), either directly through the Underwriters or through members of a selling syndicate to be established by the Underwriters. The Underwriters will comply in all material respects with all applicable laws in connection with the offer and sale of the Offered Shares. The Underwriters agree that any sales of Offered Shares in the United States will be conducted through an affiliate of one or more of the Underwriters duly registered to do so in the relevant jurisdiction in which such sales are being made and in accordance with the applicable provisions of the National Association of Securities Dealers, Inc.'s Conduct Rules 2730, 2740, 2420 and 2750 (commonly referred to as the "Papilsky Rules").

4. PAYMENT AND DELIVERY. Payment for the Offered Shares shall be made by wire transfer of same day funds to an account designated by the Company as follows:

         (a) one wire transfer in Canadian funds representing the purchase price net of the underwriting fee of Cdn. $0.5356 per Offered Share for all Offered Shares sold by the Underwriters in Canadian dollars; and

         (b) one wire transfer in U.S. funds representing the purchase price net of the underwriting fee of U.S. $0.40 per Offered Share for all Offered Shares sold by the Underwriters in U.S. dollars.

In each case, the foregoing payments shall made against delivery of the Offered Shares being purchased by the Underwriters, at 6:00 a.m. (Vancouver time), on March 15, 2004, or at such other time on the same or such other date (not later than 42 days after the date of the MRRS decision document issued by the Reviewing Authority in respect of the Canadian Final Prospectus) as shall be agreed to in writing between the Company and the Underwriters. The time and date of such payment are referred to herein as the "Closing Date".

         Certificates for the Offered Shares shall be in definitive form and registered in such names and in such denominations as the Underwriters shall request in writing not later than the business day prior to the Closing Date. The certificates evidencing the Offered Shares shall be delivered to, or at the direction of, RBC DS on the Closing Date for the respective accounts of the Underwriters, with any transfer taxes payable in connection with the transfer of the Offered Shares duly paid by the Company, against payment of the purchase price therefor.

         RBC DS shall give prompt written notice, on behalf of the Underwriters, to the Company when, in the opinion of the Underwriters, they have ceased distribution to the public of the Offered Shares. Such notice will also specify the total proceeds realized in each of the provinces of Canada from such distribution.

5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Company to sell the Offered Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Offered Shares on the Closing Date are, in addition to the conditions described elsewhere in this Agreement, subject to the following further conditions:

         (a) The Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Underwriters or the knowledge of the Company, shall be contemplated by the Commission. In addition, no order having the effect of ceasing or suspending the distribution of the Offered Shares or the trading in the Common Shares or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange in Canada or the United States and no proceedings for that purpose shall have been instituted or pending or, to the knowledge of the Company, shall be contemplated by any securities commission, securities regulatory authority or stock exchange in Canada or the United States; and any request on the part of any Canadian Securities Commission or the Commission for additional information shall have been complied with.

         (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the reasonable judgment of the
                  Underwriters:

                  (i)      is material and adverse and;

                  (ii) makes it, in the reasonable judgment of the Underwriters, impracticable to market the Offered Shares on the terms and in the manner contemplated in the Canadian Prospectus or the U.S. Prospectus.

         (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, in his or her capacity as such, to the effect set forth in clause 5(b) above (without reference to the Underwriters' judgment) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

         (d) The Underwriters shall have received on the respective dates of the Canadian Preliminary Prospectus and the Canadian Final Prospectus an opinion of Quebec counsel to the Company, dated the respective dates of the Canadian Preliminary Prospectus and the Canadian Final Prospectus, to the effect that the French language versions of each of the Canadian Preliminary Prospectus and the Canadian Final Prospectus (including all documents incorporated by reference therein), other than certain financial information (the "Financial Information") contained or incorporated by reference therein, are in all material respects complete and proper translations of the English language versions of each of the Canadian Preliminary Prospectus and the Canadian Final Prospectus (including all documents incorporated by reference therein).

         (e) The Underwriters shall have received on the respective dates of the Canadian Preliminary Prospectus and the Canadian Final Prospectus an opinion of KPMG LLP dated on the respective dates of the Canadian Preliminary Prospectus and the Canadian Final Prospectus, to the effect that the French language version of the Financial Information is, in all material respects, a complete and proper translation of the English language version thereof.

         (f) The Underwriters shall have received on the Closing Date an opinion of Quebec counsel to the Company, dated the Closing Date, to the effect that the laws of the Province of Quebec relating to the use of the French language (other than verbal communications) will have been complied with in connection with the sale of the Offered Shares to purchasers in the Province of Quebec if such purchasers have received a copy of the Canadian Prospectus and forms of order and confirmation in the French language (on the assumption that the Canadian Prospectus together with the forms of order and confirmation constitute the entire contract for the purchase of such Offered Shares), provided that the Canadian Prospectus and forms of order and confirmation in the English language may be delivered without delivery of the French language versions thereof to purchasers in the Province of Quebec who have expressly requested, in writing, that such English language documents be delivered to them.

         (g) The Underwriters shall have received on the Closing Date an opinion of each of Getz Prince Wells and Thorsteinssons, each dated the Closing Date, substantially in the form of Schedule II and Schedule III hereto, respectively. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Provinces of British Columbia and the federal laws of Canada applicable therein, upon opinions of local counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe that they and the Underwriters are justified in relying upon such opinion. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials, provided that such certificates have been delivered to the Underwriters. Such opinion shall not state that it is to be governed or qualified by, or that is otherwise subject to, any treatise, written policy or other document relating to legal opinions. The opinion letter referred to in this subparagraph (g) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

         (h) The Underwriters shall have received on the Closing Date an opinion of, and a letter from, Cravath, Swaine & Moore LLP, special United States counsel for the Company, dated the Closing Date, substantially in the forms attached as Schedule IV hereto. The opinion and letter referred to in this subparagraph (h) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

         (i) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of local counsel, who shall be counsel satisfactory to counsel for the Underwriters, with respect to, among other things, the incorporation, authorized and issued capital and qualification to carry on business in respect of Creo Americas, Inc., Creo IL Ltd., Creo Europe EMEA S.A., Creo Asia Pacific Limited and Creo Japan Inc., all in form and substance satisfactory to the Underwriters.

         (j) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

         (k) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Shearman & Sterling LLP, United States counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

         (l) The Underwriters shall have received, on each of the date of the Canadian Final Prospectus and the Closing Date, a letter dated the date of the Canadian Final Prospectus or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent chartered accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial and statistical information included or incorporated by reference in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than two days prior to the Closing Date.

         (m) The Offered Shares shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance thereof, and shall have been approved for listing by the Toronto Stock Exchange, subject only to official notice of issuance thereof and customary post-closing filing requirements.

         (n) On or before the date of the Canadian Final Prospectus and the U.S. Final Prospectus, the Company and Underwriters shall have received all necessary approvals from the National Association of Securities Dealers, Inc. in connection with the offering of the Offered Shares as contemplated herein.

         (o) On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received from the Company such further certificates, documents, opinions and other information as they may have reasonably requested.

6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

         (a) To notify the Underwriters promptly, and confirm the notice in writing:

                  (i) during the period from the date of this Agreement to the completion of the distribution of the Offered Shares of:

                           (A) any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and its subsidiaries taken as a whole;

                           (B) any material fact which has arisen or been discovered and would have been required to have been stated in the Canadian Prospectus or any amendment thereof had the fact arisen or been discovered on, or prior to, the date of the Canadian Prospectus or such amendment; and

                           (C) any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Canadian Prospectus, which fact or change is, or may be, of such a nature as to render any statement in the Canadian Prospectus misleading or untrue or which would result in a misrepresentation in the Canadian Prospectus or would result in the Canadian Prospectus not complying with the Canadian Securities Laws.

                  (ii) when any post-effective amendment to the Registration Statement shall have been filed with the Commission or shall have become effective, and when any supplement to the U.S. Prospectus or Canadian Prospectus or any amended U.S. Prospectus or Canadian Prospectus shall have been filed;

                  (iii) of the receipt of any comments from the Canadian Securities Commissions or the Commission;

                  (iv) of any request by any of the Canadian Securities Commissions to amend the Canadian Prospectus or for additional information or of any request by the

                           Commission to amend the Registration Statement or to amend or supplement the U.S. Prospectus or for additional information;

                  (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any prospectus, or of the suspension of the qualification of the Offered Shares for offering and sale in any jurisdiction, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any of such purposes; and

                  (vi) of the issuance by any of the Canadian Securities Commissions or any stock exchange of any order having the effect of ceasing or suspending the distribution of the Offered Shares or the trading in the Common Shares, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose.

                  The Company shall in good faith discuss with the Underwriters any fact or change in circumstances (actual, anticipated, contemplated, threatened, financial or otherwise) which is of such a nature that there is reasonable doubt whether notice need be given under clause (a) above.

                  The Company will use every reasonable commercial effort to prevent the issuance of any stop order, any order preventing or suspending the use of any prospectus or any order ceasing or suspending the distribution of the Offered Shares or the trading in the Common Shares and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

         (b) Not to file or to make at any time any amendment to the Registration Statement, any amendment or supplement to the Canadian Prospectus or the U.S. Prospectus, of which the Underwriters shall not have previously been advised and furnished a copy or to which the Underwriters shall have reasonably objected promptly after reasonable notice thereof; provided, however, that this provision shall not prohibit the Company from complying in a timely manner with its timely disclosure and other obligations under applicable securities legislation and the requirements of any relevant stock exchange arising out of any material change or change in material information.

         (c)      To furnish to the Underwriters, without charge:

                  (i) three signed copies of the Registration Statement (including all exhibits thereto, documents filed therewith (including photocopies of the Company Form F-X) and amendments thereof) and an additional conformed copy of the Registration Statement (without exhibits thereto) for delivery to each Underwriter;

                  (ii) at the time of signing thereof, the Canadian Prospectus (and any supplements or amendments thereto) printed in the English language signed on behalf of the Company and its directors in the manner required by the Canadian Securities Laws, together with any documentation supplemental thereto required to be filed under the applicable laws of any of the Canadian provinces;

                  (iii) at the time of filing thereof with the Quebec Securities Commission, the Canadian Prospectus (and any supplements or amendments thereto) printed in the French language signed on behalf of the Company and its directors in the manner required by the laws of the Province of Quebec, together with any documentation supplemental thereto required to be filed under the applicable laws of any of the Canadian provinces; and

                  (iv) at any time beginning on the date hereof and ending at the end of the period described in sub-section (d) below, at the place or places which the Underwriters may reasonably request, the Underwriters' reasonable requirements of the commercial copies of the signed Canadian Preliminary Prospectus and Canadian Final Prospectus and the U.S. Preliminary Prospectus and U.S. Final Prospectus. Such deliveries shall be made as soon as possible after the filing of such documents and, in any event, within one business day of such filing.

         (d) If, at any time in the period after the first date of the public offering of the Offered Shares during which, in the opinion of counsel for the Underwriters, the U.S. Prospectus or the Canadian Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the U.S. Prospectus or the Canadian Prospectus in order that the U.S. Prospectus or the Canadian Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or if, in the opinion of counsel for the Underwriters, it is necessary to amend the Registration Statement or amend or supplement the Canadian Prospectus or the U.S. Prospectus to comply with the Canadian Securities Laws, the Securities Act or the applicable rules and regulations thereunder, forthwith to prepare, file with the Commission or any Canadian Securities Commission and furnish to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Offered Shares may have been sold by the Underwriters, on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the U.S. Prospectus or the Canadian Prospectus (to be effected, if necessary, by the filing with the Commission of a post-effective amendment to the Registration Statement) so that the statements in the U.S. Prospectus or the Canadian Prospectus as so amended or supplemented will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the U.S. Prospectus or Canadian Prospectus is delivered to a purchaser, not misleading or so that the Registration Statement, U.S. Prospectus or the Canadian Prospectus, as amended or supplemented, will comply with applicable law. The expense of complying with this Section 6(d) shall be borne by the Company in respect of any amendment or supplement required during the nine month period after the effectiveness of the Registration Statement or the Canadian Prospectus, as the case may be, and by the Underwriters thereafter.

         (e) To use its reasonable best efforts to qualify the Offered Shares for offer and sale under the securities or Blue Sky laws of such United States jurisdictions as the Underwriters shall reasonably request.

         (f) For a period of three years after the Closing Date, to furnish to the Underwriters and, upon request, to each Underwriter, copies of all reports filed with the Commission on Forms 40-F, 20-F and 6-K, or such other similar forms as may be designated by the

                  Commission, annual information forms and such other documents, reports and information as shall be furnished by the Company to its shareholders or security holders generally.

         (g) During the period when the U.S. Prospectus is required to be delivered under the Securities Act:

                  (i) to file promptly all documents required to be filed by the Company with the Commission pursuant to
                           Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the time the Registration Statement becomes effective; and

                  (ii) in the event that any document is filed with any Canadian Securities Commission subsequent to the time the Registration Statement becomes effective that is deemed to be incorporated by reference in the Canadian Prospectus, if required by the Securities Act, to file such document as an exhibit to the Registration Statement by post-effective amendment or otherwise in accordance with the Securities Act or the Exchange Act.

         (h) To make generally available to the Company's security holders and to the Underwriters as soon as practicable an earnings statement covering the twelve-month period ending December 31, 2004 that satisfies the provisions of Section 11(a) of the Securities Act.

         (i) To comply with the Securities Act and the Exchange Act and the Canadian Securities Laws so as to permit the completion of the distribution of the Offered Shares as contemplated in this Agreement and in the Canadian Prospectus and in the U.S. Prospectus.

         (j) Not to issue any press release or other public announcement between the date hereof and the Closing Date without first consulting with RBC DS, on behalf of the Underwriters.

7. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including:

         (a) the fees, disbursements and expenses of the Company's Canadian, United States and other counsel and the Company's accountants in connection with the registration and delivery of the Offered Shares under the Securities Act and under the Canadian Securities Laws and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the related Form F-X, the Canadian Prospectus, the U.S. Prospectus and any amendments thereto (the "Supplementary Material"), including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers;

         (b) all costs and expenses related to the transfer and delivery of the Offered Shares to the Underwriters, including any transfer or other taxes payable thereon;

         (c) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Offered Shares under state securities laws and all expenses in connection with the qualification of the Offered Shares for offer and sale under state securities laws as provided in Section 6(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum;

         (d) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the terms of the sale of the Offered Shares by the National Association of Securities Dealers, Inc.;

         (e) all fees and expenses in connection with the preparation and filing of the Registration Statement and all costs and expenses incident to listing the Offered Shares on the Nasdaq National Market and the Toronto Stock Exchange;

         (f)      the cost of printing certificates representing the Offered
                  Shares;

         (g) the costs and charges of any transfer agent, registrar or depositary;

         (h) the costs and expenses of the Company in connection with the marketing of the offering of the Offered Shares;

         (i) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section; and

         (j) in the event that the offering of Offered Shares contemplated hereby is terminated as a result of a default by Creo or for any other reason within the control of Creo, all costs and expenses of the Underwriters, including fees and disbursements of their counsel.

         It is understood that, except as provided in this Section 7 or in
Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees, disbursements and expenses of their counsel, transfer taxes on resale of any of the Offered Shares by them and any advertising expenses associated with any offers they may make.

8.       INDEMNITY AND CONTRIBUTION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and all directors, officers, employees and agents of any Underwriter, from and against any and all losses (except loss of profits), claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact included or incorporated by reference in the Registration Statement or any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact included or incorporated by reference in any preliminary prospectus, the Canadian Prospectus, the U.S. Prospectus or any Supplementary Material (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by any Underwriter through RBC DS expressly for use therein.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to any Underwriter furnished to the Company in writing by such Underwriter through RBC DS expressly for use in the Registration Statement, any preliminary prospectus, the Canadian Prospectus, the U.S. Prospectus or any Supplementary Material or any amendment or supplement thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph
                  (a) or (b) of this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel; or (ii) the named parties to any such proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by RBC DS in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to
                  Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if: (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request; (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into; and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Notwithstanding the second preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement effected without its consent if such indemnifying party: (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable; and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

         (d)      To the extent the indemnification provided for in paragraph
                  (a) or (b) of this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Shares; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Canadian Prospectus and U.S. Prospectus, bear to the aggregate Purchase Price of the Offered Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and all directors, officers, employees and agents of any Underwriter, shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement or the Canadian Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Offered Shares they have purchased hereunder, and not joint.

         (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f)      The indemnity and contribution provisions contained in this
                  Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of:
                  (i) any termination of this Agreement; (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or the Company, its officers or directors or any person controlling the Company; and (iii) acceptance of and payment for any of the Offered Shares.

9.       TERMINATION.

         (a) If the Company does not comply in all material respects with the conditions hereof, and such non-compliance does or, in the opinion of any of the Underwriters, would reasonably be expected to prevent, restrict or otherwise adversely affect the distribution of the Offered Shares in accordance with the terms hereof or, in the opinion of any of the Underwriters, would reasonably be expected to impact adversely on the investment quality or marketability of the Offered Shares in any of the jurisdictions in which the Offered Shares may be sold under the terms hereof, any Underwriter may terminate its obligations hereunder by written notice to that effect given to the Company on or prior to the time of closing on the Closing Date (the "Closing Time") and in such event such Underwriter's obligations shall be at an end. It is understood that the Underwriters may waive in whole or in part non-compliance with any of the conditions contained herein or extend the time for compliance therewith without prejudice to such rights in respect of any other condition or conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Underwriters only if the same is in writing.

         (b) If, after the date hereof and prior to the Closing Time, there shall occur any material adverse change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or control of the Company and its subsidiaries taken as a whole (the "Condition of the

                  Company") or the Underwriters become aware of any undisclosed material adverse information relating to the Company and its subsidiaries taken as a whole, or other adverse material development which, in the opinion of any of the Underwriters, acting reasonably, would:

                  (i) have a material adverse effect on the value or market price of the Offered Shares or the investment quality or marketability of the Offered Shares or any other securities of the Company, or

                  (ii) result in the purchasers of a material amount of the Offered Shares exercising their right under applicable legislation to withdraw from their purchase of Offered Shares,

                  then each of the Underwriters shall be entitled, at its option, to terminate its obligations under this Agreement by written notice to that effect given to the Company at or prior to the Closing Time.

         (c) If at any time during the period commencing on the date hereof and ending at the Closing Time there shall develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, including any act of terrorism, war or like event, or any law or regulation, or there shall be an escalation of hostilities involving the United States or Canada, any of which in the opinion of any of the Underwriters, acting reasonably, seriously adversely affects, or involves, or would seriously adversely affect, or involve, the Canadian, United States or international financial markets or the Condition of the Company, each of the Underwriters shall be entitled, at its option, to terminate its obligations under this Agreement by written notice to that effect given to the Company at or prior to the Closing Time.

         (d) If after the date hereof and prior to the Closing Time, there shall occur any change in any applicable securities laws, rules, regulations or policies, or if any enquiry, action, suit, investigation or other proceeding, whether formal or informal, in relation to the Company or the distribution of the Offered Shares should be announced, instituted or threatened or any order under or pursuant to any laws or regulations of Canada or of any of the Qualifying Provinces or of the United States or of any of the states thereof or by any relevant stock exchanges or any other regulatory or governmental authority should be made or issued (except for any such order based upon the activities or the alleged activities of the Underwriters and not of the Company) which, in the reasonable opinion of any of the Underwriters, operates to prevent or restrict the trading or the distribution of the Offered Shares or seriously adversely affects or will seriously adversely affect the value or market price of the Offered Shares or the investment quality or marketability of the Offered Shares, each of the Underwriters shall be entitled, at its option, to terminate its obligations under this Agreement by written notice to that effect given to the Company at or prior to the Closing Time.

         (e) Any termination by any of the Underwriters pursuant to the provisions hereof shall be effected by notice in writing delivered or telecopied to Creo at its address as herein set forth. The rights of termination contained in Sections (a),
                  (b), (c) or (d) above are in addition to any other rights or remedies the Underwriters may have in respect of any default, misrepresentation, act or failure to act of the Company in respect of any matters contemplated by this Agreement. In the event of any such termination, there shall be no further liability on the part of the Company or the Underwriters except for any liability provided for in Sections 7 and 8 hereof.

10. UNDERWRITERS' OBLIGATIONS The Underwriters' obligations to purchase the Offered Shares in accordance with this Agreement shall be several and not joint in that each of the Underwriters shall severally be obligated to purchase only the percentage of the aggregate number of Offered Shares set opposite its name as follows:

RBC Dominion Securities Inc.                                          42.11%
BMO Nesbitt Burns Inc.                                                15.79%
TD Securities Inc.                                                    15.79%
Merrill Lynch Canada Inc.                                             10.53%
Dundee Securities Corporation                                          5.26%
Raymond James Ltd.                                                     5.26%
Sprott Securities Inc.                                                 5.26%

If an Underwriter (a "Refusing Underwriter") does not complete the purchase and sale of the Offered Shares which that Underwriter has agreed to purchase under this Agreement (other than in accordance with Section 9) (the "Defaulted Shares"), RBC DS may delay the Closing Date for not more than five days and the remaining Underwriters (the "Continuing Underwriters") will be entitled, at their option, to purchase all but not less than all of the Defaulted Shares pro rata according to the number of Offered Shares to have been acquired by the Continuing Underwriters under this Agreement or in any proportion agreed upon, in writing, by the Continuing Underwriters. If no such arrangement has been made and the number of Defaulted Shares to be purchased by the Refusing Underwriter(s) does not exceed 10% of the Offered Shares, the Continuing Underwriters will be obligated to purchase the Defaulted Shares on the terms set out in this Agreement in proportion to their obligations under this Agreement. If the number of Defaulted Shares to be purchased by Refusing Underwriters exceeds 10% of the Offered Shares, the Continuing Underwriters will not be obliged to purchase the Defaulted Shares and, if the Continuing Underwriters do not elect to purchase the Defaulted Shares:

         (a) the Continuing Underwriters will not be obliged to purchase any of the Offered Shares;

         (b) the Company will not be obliged to sell less than all of the Offered Shares; and

         (c) the Company will be entitled to terminate its obligations under this Agreement arising from its acceptance of this offer to purchase the Offered Shares, in which event there will be no further liability on the part of the Company or the Continuing Underwriters, except pursuant to the provisions of Sections 7 and 8.

         Nothing in this Agreement obliges the Company to sell under this Agreement less than all the Offered Shares or will relieve from responsibility to the Company under this Agreement any Underwriter that has defaulted in its obligation to purchase its applicable percentage of the aggregate number of such Offered Shares to be sold hereunder.

11. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and federal laws of Canada applicable therein. All parties hereby attorn to the exclusive jurisdiction of the courts of the Province of British Columbia to settle all disputes which may arise hereunder or in connection herewith.

13. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

14. NOTICES. All notices and other communications shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices shall, in the case of notice to Creo, be addressed and sent to 3700 Gilmore Way, Burnaby, British Columbia, V5G 4M1,
Attention: General Counsel (with a copy to Getz Prince Wells, Barristers & Solicitors, Suite 1810, 1111 West Georgia Street, Vancouver, British Columbia, V6E 4M3, Attention: Leon Getz) and, in the case of notice to the Underwriters, shall be addressed and sent to RBC Dominion Securities Inc., 2100 - 666 Burrard Street, Vancouver, British Columbia, V6C 3C7, Attention: Jill Gardiner (with a copy to Osler, Hoskin & Harcourt LLP, Box 50, 1 First Canadian Place, Toronto, Ontario, M5X 1B8, Attention: Douglas R. Marshall). Creo and the Underwriters may change their respective addresses for notices by notice given in the manner aforesaid.

15. REPRESENTATIVE OF UNDERWRITERS. The Underwriters agree that any agreement, waiver, order, notice (other than a notice pursuant to Section 9), direction, receipt or other action to be made, given or taken by the Underwriters hereunder may be made or given by RBC DS on behalf of each of the Underwriters.

16.      TIME OF ESSENCE. Time shall be of the essence in this Agreement.

17. REPRESENTATIONS, WARRANTIES AND AGREEMENTS SURVIVE CLOSING. The representations, warranties and agreements herein contained shall survive the purchase by the Underwriters of the Offered Shares and shall continue in full force and effect unaffected by any subsequent disposition of the Offered Shares.

         If the foregoing is in accordance with your understanding, will you please confirm your acceptance by signing below in the place indicated.

                                        Yours truly,

                                        RBC DOMINION SECURITIES INC.

                                        By: ____________________________________
                                            Authorized Signatory

                                        BMO NESBITT BURNS INC.

                                        By: ____________________________________
                                            Authorized Signatory

                                        TD SECURITIES INC.

                                        By: ____________________________________
                                            Authorized Signatory

                                        MERRILL LYNCH CANADA INC.

                                        By: ____________________________________
                                            Authorized Signatory

                                        DUNDEE SECURITIES CORPORATION

                                        By: ____________________________________
                                            Authorized Signatory

                                        RAYMOND JAMES LTD.

                                        By: ____________________________________
                                            Authorized Signatory

                                        SPROTT SECURITIES INC.

                                        By: ____________________________________
                                            Authorized Signatory

CREO INC.

By: ____________________________________
    Authorized Signatory

By: ____________________________________
    Authorized Signatory

                                   SCHEDULE I

                          LIST OF MATERIAL SUBSIDIARIES

NAME OF SUBSIDIARY                               JURISDICTION OF INCORPORATION
------------------                               -----------------------------
Creo Americas, Inc.                              Washington, U.S.
Creo IL Ltd.                                     Israel
Creo EMEA S.A.                                   Belgium
Creo Asia Pacific Limited                        Hong Kong
Creo Japan Inc.                                  Japan

                                   SCHEDULE II

                          OPINION OF GETZ PRINCE WELLS

   o   , 2004

RBC Dominion Securities Inc.
BMO Nesbitt Burns Inc.
TD Securities Inc.
Merrill Lynch Canada Inc.
Dundee Securities Corporation
Raymond James Ltd.
Sprott Securities Inc.

-and-

Osler Hoskin & Harcourt LLP
Dear Sirs:
                 RE: CREO INC. - ISSUE OF    o    COMMON SHARES

We have acted as Canadian counsel to Creo Inc. (the "Company") in connection with the issue by the Company and the purchase by RBC Dominion Securities Inc., BMO Nesbitt Burns Inc., TD Securities Inc., Merrill Lynch Canada Inc., Dundee Securities Corporation, Raymond James Ltd., and Sprott Securities Inc.
(collectively, the "Underwriters") of    o    common shares (the "Shares")
pursuant to an underwriting agreement (the "Underwriting Agreement") dated    o
, 2004 among the Underwriters and the Company. This opinion is delivered to you pursuant to Section 5(g) of the Underwriting Agreement. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

A.    DOCUMENTATION

As such counsel, we have participated in the preparation of the following documents and agreements:

      (a)   the executed Underwriting Agreement; and

      (b)   the preliminary short form prospectus of the Company dated    o   ,
            2004 (the "Canadian Preliminary Prospectus") and the final short
            form prospectus of the Company dated    o   , 2004 (both in the
            English and French languages, together with the documents incorporated therein by reference) (the "Canadian Final Prospectus") as filed by the Company with the British Columbia Securities Commission (the "Reviewing Authority") and the Canadian securities regulatory authorities (the "Qualifying Authorities") of each of the other provinces of Canada (together with British Columbia, the "Qualifying Provinces") relating to the offering of the Shares (the Canadian Final Prospectus together with the Canadian Preliminary Prospectus are referred to herein as the "Canadian Prospectus").

We have made such investigations and examined originals or copies, certified or otherwise identified to our satisfaction, of public and corporate records, documents and certificates of governmental authorities and officers of the Company as we have considered necessary or appropriate to enable us to express the opinions hereinafter set forth, including:

      (a) certificates, dated the date hereof, of officers of the Company as to certain factual matters (the "Officers' Certificates");

      (b)   (1) the registration statement on Form F-10 (Registration No.
               o ) filed by the Company under the United States Securities Act of 1933, as amended (the "Securities Act"), with the United States
            Securities and Exchange Commission (the "Commission") on    o   ,
            2004; (2) Amendment No. 1 thereto filed by the Company under the
            Securities Act with the Commission on    o   , 2004; and (3) copies
            of the related prospectuses contained therein (the final prospectus
            dated    o   , 2004, including the documents incorporated by
            reference therein, in the form in which it was filed by the Company with the Commission under the Securities Act, is hereinafter referred to as the "U.S. Prospectus");

      (c)   the conditional approval letter of the Toronto Stock Exchange (the
            "Exchange") dated    o   , 2004 (the "Approval Letter"), pursuant to
            which the Exchange has accepted notice of the distribution of the Shares and has approved the listing of the Shares subject to the satisfaction of certain conditions (the "Listing Conditions") specified in the Approval Letter;

      (d) a specimen form of the certificate (the "Specimen Certificate") used to evidence the Shares;

      (e) a global share certificate (the "Share Certificate") representing the Shares; and

      (f)   a certificate dated    o   , 2004 of the registrar and transfer
            agent of the Company (the "Transfer Agent's Certificate"); and

      (g)   the Final Mutual Reliance Review System Decision Document dated
               o   , 2004 issued by the Reviewing Authority,

copies of which have been provided to you. We have also considered such questions of law as we have deemed relevant to enable us to express the opinions hereinafter set forth.

B.    JURISDICTION

We are solicitors qualified to practise law only in the Province of British Columbia, Canada and, except to the extent that we rely upon opinions of other counsel as set out herein, we express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of British Columbia, Canada and the federal laws of Canada applicable therein.

Insofar as the opinions expressed in paragraphs 2, 6, 11, 12, 16 and 17 below, relate to matters governed by laws other than the laws of British Columbia or the federal laws of Canada applicable therein, we have relied, with your consent, solely upon opinions of local counsel in each applicable jurisdiction, dated the date hereof, as to the laws of such jurisdiction, copies of which opinions are attached hereto.

In expressing the opinions set forth in paragraphs 3, 5 and 12 below with respect to the subsidiaries of the Company set out in Schedule "A" to this opinion (each a "Material Subsidiary" and collectively the "Material Subsidiaries"), we have relied, with your consent, solely upon opinions of
   o   ,    o    and    o   , dated the date hereof, copies of which opinions
are attached hereto.

We have not independently considered the matters covered by the opinions of local counsel on which we have relied to the extent necessary to enable us to express the conclusions stated in such opinions and, accordingly, we do not express any opinion on the matters contained in such opinions. We have assumed that all appropriate investigations and inquiries, whether or not referred to expressly in such opinions, were made and conducted and that no matters were disclosed as a result of such investigations and inquiries which might have required a qualification to any such opinions. Subject to this qualification, we believe that both you and we are entitled to rely on such opinions. To the extent that any of the opinions of local counsel upon which we have relied are based upon any assumption, are given in reliance on any certificate or other document or are made subject to any limitation, qualification or exception, our opinions given in reliance thereon are based on the same assumptions, are given in reliance on the same certificate or document and are subject to the same limitations, qualifications or exceptions.

C.    ASSUMPTIONS

For the purposes of the opinions set out herein we have assumed, with your consent:

      (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic, original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authority of all corporate and governmental signatories (other than officers and directors of the Company).

      (b) in rendering the opinion expressed in paragraph 8 below, we have assumed that the Underwriting Agreement constitutes valid and legally binding obligations of the several Underwriters, enforceable against them in accordance with its terms, subject to the qualifications set out in Section F below and that the Underwriting Agreement has been unconditionally delivered by the signatories thereto.

D.    RELIANCES

In expressing the opinions set forth in paragraphs 2, 4, 5, 12 and 14 below we have, with your consent, relied on the Officers' Certificates as to certain factual matters.

In expressing the opinion set forth in paragraph 1 below, we have, with your
consent, relied solely on a certificate of compliance dated    o   , 2004 issued
by Industry Canada, a copy of which has been delivered to you.

In expressing the opinion set forth in paragraph 2 below, with respect to the Company's status in British Columbia, we have relied solely upon a certificate
of good standing dated    o   , 2004 issued by the Registrar of Companies under
the Company Act (British Columbia), a copy of which has been delivered to you.

In expressing the opinion set forth in paragraph 4 below, with respect to the number of issued and outstanding shares in the capital of the Company, we have, with your consent, relied solely on the Transfer Agent's Certificate.

In expressing the opinion set forth in paragraph 6, we have, with your consent, relied solely on certificates from each of the Qualifying Authorities as to the reporting status of the Company. In expressing the opinion in paragraph 11 we have, with your consent, for the purposes of determining how the Reviewing Authority interprets and applies such law, rules and regulations, reviewed only the written policies, blanket orders and rulings of the Reviewing Authority and any other matters raised by the staff of the Reviewing Authority in connection with the filing of the Canadian Final Prospectus.

In expressing the opinion in paragraph 15 below, we have relied solely on the Approval Letter.

The knowledge referred to in paragraphs 5, 10, 12 and 14 below is derived solely from the Officers' Certificates, and from a review of our own records maintained in our Vancouver office and inquiries of our lawyers who we have determined, in the ordinary course of their respective practices, to have knowledge of the matters covered by those opinions. We have made no independent investigation to verify the accuracy or completeness of our knowledge, and in particular, we have not conducted searches in the public records of any court or any federal, provincial or other governmental department, commission, board, agency or instrumentality.

E.    OPINIONS

Based on and subject to the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:

1. The Company has been duly incorporated under the laws of Canada, is validly existing, has been neither discontinued nor dissolved, has sent to the Director appointed under the Canada Business Corporations Act the annual returns required to be sent to the Director and has full corporate power and capacity to own or lease, as the case may be, and to operate its properties and assets and carry on its business.

2. The Company has been duly registered or qualified for the transaction of business, and is otherwise in good standing, as an extra-provincial corporation under the laws of each province of Canada in which it owns or leases properties or conducts any business as to require such registration or qualification, as the case may be, and where failure to do so would have a material adverse effect on the financial position or business of the Company.

3. Each Material Subsidiary has been duly incorporated or organized, as the case may be, and validly exists under the laws of the jurisdiction in which it is chartered or organized and has full corporate power and capacity to own or lease, as the case may be, and to operate its properties and assets and carry on its business.

4.    The Company has an authorized capitalization as set forth in the Canadian
      Prospectus, and as of    o   , 2004, there were    o    common shares and
      no preference shares issued and outstanding. All of the issued and outstanding shares in the capital of the Company have been duly and validly authorized and issued as fully paid and non-assessable.

5. All the outstanding shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and all outstanding shares of capital stock of the Material Subsidiaries are beneficially owned by the Company, directly or indirectly, to our knowledge, free and clear of any perfected security interest or any other security interest, claim, lien or encumbrance.

6. The Company is a reporting issuer in the Province of British Columbia, and it is not in default of filing financial statements required under the B.C. Act, or paying fees and charges prescribed by the Securities Regulation, B.C. Reg. 196/97, related to those filings. The Company is also a reporting issuer in those of the Qualifying Provinces where the concept of a reporting issuer exists and is not on the list of defaulting issuers maintained by the relevant Qualifying Authorities.

7. The Shares have been duly authorized and allotted for issuance and, when issued, paid for and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any pre-emptive or similar rights.

8. The Company has all necessary corporate power and capacity to issue the Shares, to enter into the Underwriting Agreement and to carry out its obligations thereunder and the Underwriting Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement which is enforceable against the Company in accordance with its terms.

9. The Specimen Certificate has been duly approved by the directors of the Company and is in compliance with all legal requirements related thereto, including the requirements of the Canada Business Corporations Act, and the articles and by-laws of the Company and the requirements of the Exchange, and the Share Certificates have been duly executed, issued and delivered by the Company and countersigned by Computershare Trust Company of Canada.

10. To our knowledge, no order ceasing or suspending the distribution of the Shares has been issued by any Canadian securities regulatory authority and no proceeding for that purpose has been initiated or threatened by any Canadian securities regulatory authority.

11. All necessary documents have been filed, all requisite proceedings have been taken and all approvals, permits, consents and authorizations of the appropriate regulatory authorities have been obtained by the Company under the securities laws of the Province of British Columbia and each of the Qualifying Provinces to qualify the Shares for distribution to the public in the Province of British Columbia and each of the Qualifying Provinces through persons or companies who are registered in an appropriate category of registration under the securities laws of the Province of British Columbia and each of the Qualifying Provinces and who have complied with the relevant provisions of such applicable laws.

12. To our knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its Material Subsidiaries is a party or to which any of the properties of the Company or any of its Material Subsidiaries is subject that are required to be described in the Canadian Prospectus and are not so described.

13. There are no reports or other information that in accordance with the requirements of the Reviewing Authority must be made publicly available in connection with the offering of the Shares that have not been made publicly available as required.

14. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene any provision of the Canada Business Corporations Act or of applicable laws of British Columbia or the federal laws of Canada applicable therein or conflict with or result in a breach or default under the articles of incorporation or by-laws of the Company, or to our knowledge, any judgment, order or decree of any Canadian federal body or British Columbia governmental agency or court having jurisdiction over the Company and no consent, approval, authorization or order of, or qualification with, any Canadian federal or British Columbia governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, except such as may be required by the Exchange.

15. The Shares have been conditionally approved for listing on the Exchange and, subject to the satisfaction of the Listing Conditions, no filing, proceeding, approval, consent or authorization is required to be made, taken or obtained from the Exchange in connection with the issuance or sale of the Shares.

16. Subject to compliance with the prudent investment standards and general investment provisions of the statutes referred to below, (and, where applicable the regulations thereunder) and, in certain cases, subject to the satisfaction of additional requirements relating to investment or lending policies, procedures or goals, the Shares are, at the date hereof, not precluded as investments under the following statutes:

      (a)   Insurance Companies Act (Canada);

      (b)   Trust and Loan Companies Act (Canada);

      (c)   Pension Benefits Standards Act, 1985 (Canada);

      (d)   Financial Institutions Act (British Columbia);

      (e)   Pension Benefits Standards Act (British Columbia);

      (f)   Loan and Trust Corporations Act (Alberta);

      (g)   Employment Pension Plans Act (Alberta);

      (h)   Insurance Act (Alberta);

      (i)   The Pension Benefits Act, 1992 (Saskatchewan);

      (j)   The Pension Benefits Act (Manitoba);

      (k)   The Insurance Act (Manitoba);

      (l)   Loan and Trust Corporations Act (Ontario);

      (m)   Pension Benefits Act (Ontario);

      (n)   The Trustee Act (Ontario); and

      (o)   Pension Benefits Act (Nova Scotia).

17.   The Shares are, at the date hereof, investments in which:

      (a) the provisions of an Act Respecting Trust Companies and Savings Companies (Quebec) would not preclude investment, at the date of original issue, by a trust or savings company, in each case as defined under such Act (other than a trust company with respect to funds (except deposits) which it administers for other persons), subject to compliance with the prudent investment standards contained in such Act and subject to the specific provisions of Division VI of Chapter 15 of such Act applicable to a Quebec company, including the adoption of and adherence to an investment policy approved by its board of directors;

      (b) the provisions of An Act Respecting Insurance (Quebec) would not preclude investment, at the date of original issue, by an insurer, as defined in such Act, incorporated under the laws of the Province of Quebec, other than a guarantee fund corporation, subject to the prudent investment criteria found in such Act; and

      (c) the provisions of the Supplemental Pension Plans Act (Quebec) and the regulations thereunder would not preclude the assets of a pension plan registered thereunder from being invested, provided that such investment complies with the prudent investment standards of such Act and provided that where a written investment policy as prescribed by such Act has been established and adopted by the pension committee for such pension plan, the investment in the shares of the Company, if selected by such pension committee or delegate thereof, must, in addition, be made in conformity with the aforesaid investment policy at the date of original issue, subject, in each case, to the general investment provisions and restrictions found in such legislation including, without limitation, applicable quantitative limitations.

18. Computershare Trust Company of Canada has been duly appointed as transfer agent and registrar for the Common Shares, to carry out such functions at its principal transfer offices in Vancouver and Toronto.

F.    QUALIFICATIONS

The opinion set forth in paragraph 8 above is subject to the qualifications that enforcement may be limited by:

(a) applicable bankruptcy, insolvency, receivership, fraudulent preference, fraudulent conveyance, reorganization, moratorium, arrangement, winding up and other similar laws generally affecting the enforcement of the rights of creditors or others;

(b) general principles of equity (whether or not enforcement is considered in a proceeding in equity or at law), including the discretion exercisable by the court with respect to equitable remedies such as specific performance and injunction and the concepts of materiality, reasonableness, good faith and fair dealing in the performance and enforcement of a contract required of the party seeking its enforcement;

(c) the discretion exercisable by the court with respect to stays of enforcement proceedings and execution of judgments;

(d) the effect of a vitiating factor such as mistake, misrepresentation, fraud, duress or undue influence; and

(e) the costs of and incidental to proceedings authorized to be taken in court or before a judge are under the discretion of the court or judge before which such proceedings are brought and a court or judge has full power to determine by whom and to what extent the costs of such proceedings shall be paid.

As well, in expressing the opinion in paragraph 8 we have assumed that each such agreement set out therein will be enforced by the court only to the extent that the court determines that any provision which is unenforceable or invalid can be severed without impairing the interpretation and application of the remainder of such agreement.

We express no opinion as to the enforceability of the indemnification and contribution provisions of Section 8 of the Underwriting Agreement.

This opinion is delivered to the addressees pursuant to the Company's request in connection with the closing of the above referenced transaction and may be relied upon by the addressees in connection therewith but not by any other person or entity or by anyone for any other purpose, nor may it be copied or quoted by persons other than the addressees, or distributed to persons other than addressees without our prior written consent. Notwithstanding the foregoing, Osler Hoskin & Harcourt LLP may rely on this opinion for purposes of giving its opinions to the Underwriters in accordance with the requirements of the Underwriting Agreement.

Yours very truly,

                                  SCHEDULE "A"
             to the opinion of Getz Prince Wells dated    o   , 2004
                       Material Subsidiaries of Creo Inc.

Creo Americas, Inc.
Creo IL Ltd.
Creo EMEA S.A.
Creo Asia Pacific Limited
Creo Japan Inc.

                                  SCHEDULE III

                            OPINION OF THORSTEINSSONS

                          LETTERHEAD OF THORSTEINSSONS

   o   , 2004

RBC Dominion Securities Inc.                       Osler, Hoskin & Harcourt LLP
BMO Nesbitt Burns Inc.                             Box 50
TD Securities Inc.                                 1 First Canadian Place
Merrill Lynch Canada Inc.                          Toronto, Ontario
Dundee Securities Corporation                      M5X 1B8
Raymond James Ltd.
Sprott Securities Inc.

Ladies and Gentlemen:

Re Creo Inc. (the "Company") - Sale of    o    common shares without par value
(the "Common Shares")

We have acted as special counsel for the Company with respect to Canadian federal income-tax related matters in connection with the purchase by RBC Dominion Securities Inc., BMO Nesbitt Burns Inc., TD Securities Inc., Merrill Lynch Canada Inc., Dundee Securities Corporation, Raymond James Ltd. and Sprott Securities Inc. (together, the "Underwriters") from the Company of the Common Shares pursuant to an underwriting agreement (the "Underwriting Agreement")
dated    o   , 2003 among the Company and the Underwriters.

In that connection, it is our opinion that:

(i)   the statements contained in the Company's prospectus dated    o   , 2003
under the heading "Certain Income Tax Considerations - Certain Canadian Federal Income Tax Information for United States Residents", insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and procedures and fairly summarize the matters referred to therein; and

(ii) the Common Shares are qualified investments under the Income Tax Act (Canada) and the regulations thereunder (the "Tax Act") for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans and deferred profit sharing plans and would not constitute foreign property for the purposes of the Tax Act.

Yours truly

                                   SCHEDULE IV

                       CRAVATH, SWAINE & MOORE LLP OPINION

                                                                         -, 2004

                                    Creo Inc.
                             Shares of Common Stock

Ladies and Gentlemen:

                  We have acted as special United States counsel for Creo Inc., a corporation organized under the Canada Business Corporations Act (the "Company"), in connection with the purchase by RBC Dominion Securities Inc., BMO Nesbitt Burns Inc., TD Securities Inc., Merrill Lynch Canada Inc., Dundee Securities Corporation, Raymond James Ltd. and Sprott Securities Inc.
(collectively, the "Underwriters"), from the Company of   o common shares (the
"Shares") of common stock, no par value, of the Company, pursuant to an
underwriting agreement (the "Underwriting Agreement"), dated March   o   , 2004,
among the Company and the Underwriters.

                  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Registration
Statement on Form F-10 (Registration No. 333-   o   ) filed with the Securities
and Exchange Commission (the "Commission") on March   o   , 2004, and Amendment
No. 1 thereto filed with the Commission on March  o   , 2004, with respect to
the registration of the Shares under the Securities Act of 1933 (the "Securities Act") (such Registration Statement, as amended by such Amendment, including the
final U.S. Prospectus dated March   o   , 2004, forming a part thereof (the
"U.S. Prospectus"), being hereinafter referred to as the "Registration Statement"); (b) the U.S. Prospectus; (c) an appointment of agent for service of process on the Company on Form F-X in conjunction with the filing of the Registration Statement; and (d) the Underwriting Agreement.

                  Based on the foregoing, we are of opinion as follows:

                  1. The Registration Statement has become effective under the Securities Act and the Form F-X was filed with the Commission prior to the effectiveness of the Registration Statement; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings for that purpose have been instituted or are pending or are contemplated under the Securities Act.

                  2. The statements made in the U.S. Prospectus under the heading "Certain Income Tax Considerations-Certain United States Federal Income Tax Considerations", to the extent that the foregoing statements constitute matters of law or legal conclusions have been reviewed by us and fairly present the information disclosed therein in all material respects.

                  3. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene any provision of applicable United States Federal or New York State law or, to the best of our knowledge, any judgment, order or decree of any United States Federal or New York State governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any United States Federal or New York State governmental body or agency is required for the issue and sale of the Shares or for the performance by the Company of its obligations under the Underwriting Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  4. The Company is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York and the Federal law of the United States of America. We do not purport to pass on any matter governed by the laws of Canada or any province thereof.

                  At the request of the Company, we are furnishing this opinion to you, as Representatives, solely for your benefit and the benefit of the several Underwriters. This opinion may not be relied upon by any other person or for any other purpose (including by any person that acquires the Shares from the Underwriters). It may not be used, circulated, quoted or otherwise referred to for any other purpose, provided that any person may disclose to any other person the Federal income tax treatment and Federal income tax structure (and materials relating thereto, including tax opinions, but in any event not including the identity of the parties) of the transactions referred to in this opinion.

                                            Very truly yours,

RBC Dominion Securities Inc.
BMO Nesbitt Burns Inc.
TD Securities Inc.
Merrill Lynch Canada Inc.
Dundee Securities Corporation
Raymond James Ltd.
Sprott Securities Inc.
  In care of RBC Dominion Securities Inc.
    2100 - 666 Burrard Street
      Vancouver, British Columbia
        Canada V6C 3C7
          CANADA

                                   SCHEDULE IV

                       CRAVATH, SWAINE & MOORE LLP STATEMENT

                                                                      o   , 2004

                                    Creo Inc.
                             Shares of Common Stock

Ladies and Gentlemen:

                  We have acted as special United States counsel for Creo Inc., a corporation organized under the Canada Business Corporations Act (the "Company"), in connection with the purchase by RBC Dominion Securities Inc., BMO Nesbitt Burns Inc., TD Securities Inc., Merrill Lynch Canada Inc., Dundee Securities Corporation, Raymond James Ltd. and Sprott Securities Inc.
(collectively, the "Underwriters"), from the Company of   o   common shares (the
"Shares") of common stock, no par value, of the Company, pursuant to an
underwriting agreement (the "Underwriting Agreement"), dated March  o   , 2004,
among the Company and the Underwriters.

                  In that capacity, we participated in conferences with certain officers, of, and with the accountants and Canadian counsel for, the Company and with representatives and counsel of the Underwriters concerning the preparation
of (a) the Registration Statement on Form F-10 (Registration No. 333-   o   )
filed with the Securities and Exchange Commission (the "Commission") on March
  o   , 2004, and Amendment No. 1 thereto filed with the Commission on March
  o, 2004, with respect to the registration of the Shares under the Securities Act of 1933 (the "Securities Act") (such Registration Statement, as amended by
such Amendment, including the final U.S. Prospectus dated March   o   , 2004,
forming a part thereof (the "U.S. Prospectus"), being hereinafter referred to as the "Registration Statement"); and (b) the U.S. Prospectus. The documents incorporated by reference in the Registration Statement and the U.S. Prospectus were prepared and filed by the Company without our participation.

                  Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statement and the U.S. Prospectus, the limitations inherent in the role of outside counsel are such that we cannot and do not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement and U.S. Prospectus, except insofar as such statements relate to us and except to the extent set forth in paragraph 2 of our opinion to you dated the date hereof. Subject to the foregoing, we confirm to you, on the basis of the information gained in the course of the performance of the services rendered above, that the Registration Statement, at the time the Registration Statement became effective, and the U.S. Prospectus, as of the date hereof (in each case except for the financial statements and related schedules and other information of an accounting or financial nature included therein or omitted therefrom, as to which we do not express any view), appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Furthermore, subject to the foregoing, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the U.S. Prospectus, as of its date and at the date hereof, includes an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading (in each case except for the financial statements and related schedules and other information of an accounting or financial nature